UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2009
BMP SUNSTONE CORPORATION

(Exact name of registrant specified in its charter)

Delaware	001-32980	20-0434726

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

600 W. Germantown Pike, Suite 400,
Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (610) 940-1675

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
SIGNATURES
Item 8.01 Other Events.
BMP Sunstone Corporation is filing this Form 8-K for the purpose of updating its risk factor disclosures.
RISK FACTORS
     Investing in our securities involves significant risk, including the risks identified below and in our Securities and Exchange Commission, or SEC, filings that are incorporated by reference into this prospectus and prospectus supplement. If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. Additional risks and uncertainties of which we are unaware or that we currently believe are immaterial could also materially adversely affect our business, financial condition or results of operations. In any case, the trading price of our common stock could decline, and you could lose all or part of your investment.
Risks Relating to Our Business
We have a history of operating losses and anticipate that we will continue to incur losses for the foreseeable future.
     We are an early stage company with a limited operating history. Since our inception, we have incurred significant operating losses. As of September 30, 2008, we had an accumulated deficit of approximately $32.2 million. We expect to continue to incur significant and increasing operating expenses, including operating expenses relating to attracting and retaining a larger employee workforce. In addition we expect to incur significant capital expenditures as a result of our acquisition of Sunstone (Tangshan) Pharmaceutical Co., Ltd., or Sunstone. In the next 24 months, our capital requirements are likely to increase, particularly as we pursue internal growth, add personnel, fund inventory purchases and support increased levels of accounts receivables prior to receiving collections from our customers and expend additional funds to maintain our status as a reporting company under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our future capital requirements will depend on many factors, such as the risk factors described in this section, including our ability to maintain our existing cost structure and return on sales and to execute our business and strategic plans as currently conceived.
     As a result, we will need to generate significant revenues to achieve profitability. Even if we achieve profitability, we may be unable to maintain or increase profitability on a quarterly or annual basis.
Acquisition related accounting impairment and amortization charges may delay and reduce the combined company’s profitability.
     Our 49% investment in Hong Kong Fly International Health Care Limited, or Hong Kong Health Care, is included in our financial statements under the equity method of accounting. The remaining 51% acquisition of Hong Kong Health Care will be accounted for under the purchase method of accounting. Any excess of the value of the consideration paid by us at the dates the acquisition is completed over the fair value of the identifiable tangible and intangible assets of Hong Kong Health Care and Sunstone will be treated as excess of purchase price over the fair value of net assets acquired (commonly known as goodwill). Under current accounting standards, intangible assets will be amortized to expense over their estimated useful lives, which will affect our post-acquisition profitability over several years beginning in the period in which the acquisition is completed. In addition, goodwill will be tested on an annual basis for impairment, or more frequently when there is an indicator of impairment, which may result in additional accounting impairment charges. Although we have preliminarily allocated the purchase price for the acquisition of the issued share capital in Hong Kong Health Care to the various assets and liabilities of Hong Kong Health Care and Sunstone (with the balance of the purchase price being allocated to goodwill), we may change this allocation as we obtain additional information regarding the assets and liabilities of Hong Kong Health Care and Sunstone.

We may be unsuccessful in our strategy of expanding our product portfolio, acquiring complementary businesses or integrating acquired businesses.
     Our business strategy includes expanding our business capabilities through both internal growth and the acquisition of complementary businesses and licensing pharmaceutical products for marketing and distribution in the People’s Republic of China, or China. We may be unable to find additional complementary businesses to acquire or we may be unable to enter into additional agreements to market and distribute pharmaceutical products.
     Future acquisitions or joint ventures may result in substantial per share financial dilution of our common stock from the issuance of equity securities. Completion of future acquisitions also would expose us to potential risks, including risks associated with:
•	the assimilation of new operations, technologies and personnel;

•	unforeseen or hidden liabilities;

•	the diversion of resources from our existing businesses;

•	the inability to generate sufficient revenue to offset the costs and expenses of acquisitions; and

•	the potential loss of, or harm to relationships with, employees, customers and suppliers as a result of the integration of new businesses.
If we and Sunstone are not able to integrate combined operations into a cohesive operating unit in a timely manner, the anticipated benefits of the acquisition may not be realized in a timely fashion, or at all, and our existing businesses may be adversely affected.
     The success of the acquisition of Hong Kong Health Care will depend, in part, on our ability to realize the anticipated revenue enhancements, growth opportunities and synergies of combining the operations of Sunstone with ours and our ability to effectively utilize the additional resources we will have following the acquisition. The acquisition involves risks related to the integration and management of acquired technology and operations and personnel. The integration of our and Sunstone’s operations will be a complex, time-consuming and potentially expensive process and may disrupt the combined company’s business if not completed in a timely and efficient manner. During such process, difficulties may be encountered by the combined company in connection with, or as a result of, the following:
•	the integration of administrative, financial and operating resources and the coordination of marketing and sales efforts;

•	the diversion of management’s attention from other ongoing business concerns; and

•	potential conflicts between business cultures.
     This integration may be especially difficult and unpredictable because our executive headquarters are based in Pennsylvania, and all of Sunstone’s operations are based in China. We may not succeed in integrating Sunstone’s business with our own. If we fail to successfully integrate our businesses and/or fail to realize the intended benefits of the acquisition, we could experience a material adverse effect on our business, operating results and financial condition. To achieve the anticipated benefits of the acquisition, we will need to, among other things:
•	demonstrate to vendors, suppliers and customers that the acquisition will not result in adverse changes to customer service standards or business focus; and

•	effectively control the progress of the integration process and the associated costs.
     Our assessment of the potential synergies and cost savings is preliminary and subject to change. We may need to incur additional costs to realize the potential synergies and cost savings, and there can be no assurance that such costs will not be material.

The integration of Sunstone with our existing business will make substantial demands on our resources, which could divert needed attention away from our other operations.
     Our integration of Sunstone with our existing business will make substantial demands on our management, operational resources and financial and internal control systems. Our future operating results will depend in part on our ability to continue to implement and improve our operating and financial controls. The devotion of management’s time to the integration of Sunstone with our business may limit the time available to management to attend to other operational, financial and strategic issues of our company. If our post-acquisition management focuses too much time, money and effort on the integration of our and Sunstone’s operations and assets, they may not be able to execute the combined company’s overall business strategy or realize the anticipated benefits of the acquisition.
The commercial success of our products depends upon the degree of market acceptance among the medical community. Failure to attain market acceptance among the medical community would have an adverse impact on our operations and profitability.
     The commercial success of our products depends upon the degree of market acceptance they achieve among the Chinese medical community, particularly physicians and hospitals. Physicians might not prescribe or recommend our products to patients, and procurement departments of hospitals might not purchase our products. The acceptance of any of our products among the medical community will depend upon several factors, including:
•	the safety and effectiveness of the product;

•	the effectiveness of our efforts to market our products to hospitals and physicians;

•	the product’s cost effectiveness;

•	the product’s perceived advantages and disadvantages relative to competing products or treatments; and

•	the prevalence and severity of side effects.
     If our products fail to attain market acceptance among the medical community, our operations and profitability would be adversely affected.
We may experience delays in product introduction and marketing or interruptions in supply.
     Our revenues are dependent on the ability of the manufacturers and distributors with which we associate to supply and distribute product to our customers.
     If delays occur, or manufacturers and distributors are unable to supply and distribute product to our customers in a timely manner, our operating results and financial condition will suffer. In addition, our contracts with pharmaceutical owners and manufacturers relating to some of the products in our product portfolio have a limited duration and have minimum sales requirements that, if not met, could lead to termination or non-renewal of the contract, or the ability of the manufacturer to render the contract non-exclusive, which could harm our revenues. In addition, Sunstone purchases raw materials from a limited number of suppliers, but we believe that other suppliers could provide similar raw materials on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.
Sales of Sunstone products could decline or be inhibited if supplier relationships are disrupted by the acquisition, which would harm our business.
     The acquisition may have the effect of disrupting relationships between Sunstone and its suppliers. Sunstone’s suppliers may delay or alter delivery patterns during the pendency of and following the acquisition transaction. Suppliers may delay production orders and shipments as they evaluate the acquisition. Any significant delay or reduction in deliveries of Sunstone’s products could disrupt our relationships with our customers and cause our sales to decline following the acquisition, which could cause our operating results to be lower than expected. This could harm our business and cause a decline in our stock price.

We may be unable to compete successfully against new and existing competitors.
     We operate in a highly competitive market with few barriers to entry. We expect that competition will continue to intensify. As we expand our operations in the pharmaceutical distribution business, we will encounter competition from other companies in the distribution business, and we may face future competition from new foreign and domestic competitors entering the pharmaceutical promotion and distribution market in China. Some of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than we do. Many of our competitors, including China National Pharmaceutical Group Corporation, Shanghai Pharmaceutical Group Company Ltd., Shanghai Leiyunshang Company Ltd. and Anhui Huayuan Pharmaceutical Company Ltd., have greater name recognition and a larger customer base than we do. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional and distribution activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. Competition could reduce our market share or force us to lower our prices to unprofitable levels.
If we fail to increase our brand recognition, we may face difficulty in obtaining new customers and business partners.
     We believe that establishing, maintaining and enhancing our brand in a cost-effective manner is critical to achieving widespread acceptance of our current and future services and is an important element in our effort to increase our customer base and obtain new business partners. We believe that the importance of brand recognition will increase as competition in our market develops. Some of our potential competitors already have well-established brands in the pharmaceutical promotion and distribution industry. Successful promotion of our brand will depend largely on our ability to maintain a sizeable and active customer base, our marketing efforts and our ability to provide reliable and useful services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, in which case our business, operating results and financial condition would be materially adversely affected.
Our operating results may fluctuate as a result of factors beyond our control.
     Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond our control. These factors include:
•	the costs of pharmaceutical products and development;

•	the relative speed and success with which we can obtain and maintain customers, merchants and vendors for our services and manufacturers and suppliers of products to market to our customers;

•	capital expenditures for equipment;

•	marketing and promotional activities and other costs;

•	changes in our pricing policies, suppliers and competitors;

•	the ability of our suppliers to provide products in a timely manner to our customers;

•	changes in operating expenses;

•	increased competition in our markets; and

•	other general economic and seasonal factors.
We could be exposed to unknown liabilities of Hong Kong Health Care and Sunstone, which could cause us to incur substantial financial obligations and harm our business.

     If there are liabilities of Hong Kong Health Care and Sunstone of which we are not aware, in all likelihood, we have assumed these liabilities and may have little or no recourse against the sellers. If we were to discover that there were intentional misrepresentations made to us by the individuals (or their representatives) that sold Hong Kong Health Care to us, we would explore all possible legal remedies to compensate us for any loss, including our rights to indemnification under the applicable purchase agreement. However, there is no assurance that legal remedies would be available or collectible. If such unknown liabilities exist and we are not fully indemnified for any loss that we incur as a result thereof, we could incur substantial financial obligations, which could adversely affect our financial condition and harm our business.
We may be unable to obtain additional capital when necessary and on terms that are acceptable to us.
     Our future capital requirements will depend on many factors, including our ability to maintain our existing cost structure and return on sales and execute our business and strategic plans as currently conceived. We expect that we will need significant additional cash resources to operate and expand our business in the future and we may attempt to raise additional funds through public or private equity financing or from other sources. The sale of additional equity securities could result in additional dilution to our stockholders. Additional indebtedness would result in additional debt service obligations and could result in operating and financing covenants that would restrict our operations. In addition, financing may not be available in amounts or on terms acceptable to us, if at all. If we are not able to raise additional capital through fund raising activities we could be forced to curtail some of the currently anticipated expenditures in the above mentioned areas. Should we be forced to do this it could have an impact on our anticipated future growth.
We may be unsuccessful in attracting or retaining key sales, marketing and other personnel.
     The success of our business is dependent on our ability to attract and retain highly skilled managers and sales and marketing personnel. Beijing Medpharm Co. Ltd., or BMP China, Sunstone and Beijing Wanwei Pharmaceutical Co., Ltd., or Wanwei, sales and marketing personnel carry out critical promotional and sales activities of BMP China, Sunstone and Wanwei. We depend, and will continue to depend in the foreseeable future, on the personal efforts and abilities of David Gao, our chief executive officer, Zhiqiang Han, our President, China, Fred M. Powell, our chief financial officer, and Yanping Zhao, our corporate vice president, and other officers and key employees. The loss of these officers or our other key management persons could harm our business and prospects for growth. There is intense competition for qualified sales and marketing personnel, and we may be unable to attract, assimilate or retain additional qualified sales and marketing personnel on a timely basis. Our inability to retain key personnel or the failure to attract additional qualified personnel could harm our development and results of operations. In addition, as we plan to expand in China, we will need to attract additional qualified managerial staff and other personnel. We may have difficulty in hiring and retaining a sufficient number of qualified personnel to work in China. This may impede the development of our distribution business and the expansion of our business in China.
The company’s failure to retain current key employees and attract additional qualified personnel could prevent it from implementing its business strategy or operating its business effectively and from achieving the full benefits of the acquisition.
     In addition to the abilities and continued services of our current executive management team, the combined company’s success depends in large part on the abilities and continued service of each of the current executives of Hong Kong Health Care and Sunstone, as well as our other key employees. Although we have employment agreements in place with each of our current executive officers, the combined company may not be able to retain the services of these individuals and the loss of their services, in the absence of adequate replacements, would harm the combined company’s ability to implement its business strategy and operate its business effectively.
     In addition, in order to support the company’s continued growth, we will be required to effectively recruit, develop and retain additional qualified management. If we are unable to attract and retain additional necessary personnel, it could delay or hinder the combined company’s plans for growth. Competition for such personnel is intense, and there can be no assurance that the combined company will be able to successfully attract, assimilate or retain sufficiently qualified personnel. The failure to retain and attract necessary personnel could prevent the combined company from achieving the full benefits of the acquisition and executing its planned growth strategy.

We may be unable to manage our growth effectively.
     Our business strategy is based on the assumption that we will acquire additional distribution channels in the future and that the number of our customers and the extent of our operations will grow. Our ability to compete effectively and to manage our future growth, if any, requires us to:
•	continue to improve our financial and management controls and reporting systems and procedures to support the proposed expansion of our business operations as a result of our acquisition of Sunstone and the acquisition of any additional distribution channels in the future; and

•	locate or hire, at reasonable compensation rates, qualified personnel and other employees necessary to expand our capacity in order to accommodate the proposed expansion of our business operations.
     If we are unable to accomplish any of these objectives, we will be unsuccessful in effectively managing our growth, which could harm our business, operating results and financial condition.
We only offer products and services related to pharmaceuticals and if demand for these products and services decreases, or if competition increases, we will have no other ways to generate revenue.
     Our future results depend on continued market acceptance of pharmaceutical products and services in China and our ability to continue to adapt to the changing needs of our customers. Any reduction in demand or increase in competition in the market for pharmaceutical products and services could have a material adverse effect on our business, operating results and financial condition.
Product sales by Sunstone are concentrated in a limited number of products.
     Sunstone derives a substantial portion of its revenue from the sales of Pediatric Paracetamol and Amantadine Hydrochloride Granules, Xiao’er Huatan Zhike Granules, Xiao’er Kechuan Ling Oral Solution, Jianer Xiahoshi Oral Solution, and Compound Zedoary Turmeric Oil. As Hong Kong Health Care expects sales of these products to continue to comprise a substantial portion of total revenues in the future, any factors adversely affecting the sales of any of these products will have a material adverse effect on Hong Kong Health Care’s business, financial condition and results of operations.
Competition for sales to pharmaceutical distributors in China is intense.
     Sunstone sells its products to approximately 350 pharmaceutical distributors in China. Sales to distributors account for substantially all of Sunstone’s revenues. Sunstone does not have distribution agreements longer than two years and competes for desired distributors with other pharmaceutical manufacturers. Consequently, maintaining relationships with existing distributors and replacing distributors may be difficult and time-consuming. Any disruption of Sunstone’s distribution network, including its failure to renew its existing distribution agreements with desired distributors, could negatively affect its ability to effectively sell its products and could materially and adversely affect its business, financial condition and results of operations.
Our business strategy to use our marketing arm to create demand for products that we will offer exclusively through a distribution arm may fail.
     Our business strategy depends in large part on our ability to establish exclusive distribution and marketing relationships with pharmaceutical and medical device manufacturers and to leverage our marketing arm to create demand for products that we will distribute exclusively through a distribution arm. A number of factors could hinder the success of this strategy, including, among other things, our failure to:
•	obtain a sufficient number of effective distribution channels, whether through internal growth or strategic acquisition;

•	create sufficient demand for products that we will distribute exclusively; and

•	enter into and maintain exclusive distribution and marketing relationships with pharmaceutical manufacturers on profitable terms.
     If we are unable to implement this strategy effectively, our business, operating results and financial condition could suffer.
Because we only recently became subject to the reporting requirements of the Exchange Act, we have limited experience in complying with public company obligations. Attempting to comply with these requirements will increase our costs and require additional management resources and we still may fail to comply.
     Our ability to maintain effective internal control over financial reporting may be limited by, among other things, differences between generally accepted accounting principles in China and generally accepted accounting principles in the United States, or GAAP, and difficulties in implementing proper segregation of duties due to the lack of available qualified accounting personnel in the China marketplace. If in the future we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities.
     While we plan to expand our staff to respond to Exchange Act reporting requirements, we may encounter substantial difficulty attracting qualified staff with requisite experience due to the high level of competition for experienced financial professionals. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve and that our operations are primarily in China, where the regulatory environment is different from that of the United States, we may be unable to comply with applicable deadlines.
If we are unable to continue to satisfy the regulatory requirements relating to internal controls, or if our internal controls over financial reporting are not effective, our stock price could decline.
     The existence of any significant deficiencies in our internal control over financial reporting could, and the existence of material weaknesses in our internal control over financial reporting would, preclude management from concluding that our internal control over financial reporting in the relevant time period is effective. If management or our independent auditors determine in the future that our internal control over financial reporting is not effective, our stock price could decline and we could be subject to investigations or sanctions by regulatory authorities, which could have a material adverse effect on our business, operating results and financial condition.
The auditors of Hong Kong Health Care have determined that there are a material weakness and significant deficiencies in the internal controls over financial reporting of Hong Kong Health Care.
     In connection with their audit of the financial statements of Hong Kong Health Care as of December 31, 2006 and September 30, 2007 and for the year ended December 31, 2006 and the nine-month period ended September 30, 2007, the independent auditors of Hong Kong Health Care issued a report to the Chairman of the Board of Hong Kong Health Care noting that the internal controls of Hong Kong Health Care may be insufficient to detect in a timely manner misstatements that could occur in financial statements of Hong Kong Health Care in amounts that may be material.
     In connection with their audit of the financial statements of Hong Kong Health Care as of December 31, 2007 and for the two-month period ended December 31, 2007, the independent registered public accounting firm of Hong Kong Health Care issued another report to the Chairman of the Board of Hong Kong Health Care noting that the internal controls of Hong Kong Health Care may be insufficient to detect in a timely manner misstatements that could occur in financial statements of Hong Kong Health Care in amounts that may be material.
     Both reports reported one material weakness and a number of significant deficiencies in the internal controls over financial reporting of Hong Kong Health Care. The term material weakness means a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement in financial statements will not be prevented or detected on a timely basis. The term significant deficiency means a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of financial reporting.
     The reported material weakness of Hong Kong Health Care related generally to the financial reporting process, including accounts closing and financial statement preparation. The auditors noted that Hong Kong Health Care had no clear process, schedule, segregation of duties or review with respect to its financial reporting process and had an accounting and financial reporting team without sufficient knowledge of GAAP. The reported significant deficiencies of Hong Kong Health Care reported related generally to (i) failure to properly recognize sales and the related accounts receivable, (ii) failure to regularly reconcile delivery of inventories with vendor invoices, (iii) the lack of controls over monitoring and recording of related-party transactions, (iv) failure to properly record property, plant and equipment upon receipt, (v) failure to properly recognize research and development expenses and (vi) lack of timely reconciliation of accounting records with the underlying transactions.
     Now that we own all of the issued share capital of Hong Kong Health Care, we are in the process of improving the internal controls over financial reporting of Hong Kong Health Care. We have added accounting and finance personnel to oversee internal controls for financial reporting and the company has implemented several reconciliation processes with regards to invoicing and sales reports, inventory receipts to vendor invoices, plant and equipment receipts and related party transactions. We have implemented an R&D Progress report which is prepared by the research department and is reviewed by finance to provide for timely recognition of research and development costs. We have held two training sessions for our accounting staff on US and China GAAP adjustments. In addition, we have engaged independent consultants to review and test our financial report closing.
     The implementation of this process began during the second quarter of fiscal 2008 and is expected to be completed during 2008. We do not believe that the costs associated with these improvements will have a material adverse effect on our financial condition. However, despite these steps, we may experience reportable conditions, material weaknesses and significant deficiencies in the future, which, if not remediated, may render us unable to detect in a timely manner misstatements that could occur in our financial statements in amounts that may be material. We cannot assure you that our auditors will determine that the material weakness and significant deficiencies have been remedied by the end of our fiscal year ended December 31, 2008.
We may not achieve our projected development goals in the time frames we announce and expect.
     We set goals for timing of the accomplishment of objectives material to our success, such as the receipt of regulatory approval for our acquisitions, commencement and completion of clinical trials, anticipated regulatory submission and approval dates and timing of product launches. The actual timing of these events can vary dramatically due to factors beyond our control, such as delays or failures in our clinical trials, the uncertainties inherent in the regulatory approval process and delays in achieving manufacturing or marketing arrangements sufficient to commercialize our products. There can be no assurance that our clinical trials will be completed, that we will make regulatory submissions or receive regulatory approvals as planned or that we will be able to adhere to our current schedule for the launch of any of our products. Any failure to achieve one or more of these milestones as planned could have a material adverse effect on our business, operating results and financial condition.
We are a holding company with no operations of our own and depend on our subsidiaries for revenue.
     We are a holding company with no significant assets other than our equity interests in BMP China, Wanwei and Hong Kong Health Care. We rely on dividends, loans and other payments to us by BMP China, Wanwei, Hong Kong Health Care and any other future acquired entities in China. As of September 30, 2008, we had an accumulated deficit of approximately $32.2 million. Accordingly, our ability to make payments on indebtedness we may incur and to distribute dividends to our stockholders is dependent on the earnings, and the distribution of funds from, our subsidiaries. However, BMP China and Wanwei have incurred significant operating losses since their inceptions. If these losses continue, we may not be able to pay dividends or service any debt that we may incur. In addition, if BMP China, Wanwei, Hong Kong Health Care or any future subsidiaries incur indebtedness of their own in the future, the instruments governing such indebtedness could restrict their ability to pay dividends or make other distributions to us, which in turn would limit our ability to make payments on indebtedness we may incur and to distribute dividends to our stockholders.

     In addition, our corporate structure may restrict the distribution of dividends to our stockholders since Chinese regulations permit payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. According to these standards and regulations, BMP China, Wanwei and Sunstone are, and any future subsidiaries will be, required to set aside a portion of their after-tax profits to maintain certain reserve funds that may not be distributed as cash dividends.
Risks Relating to Our Acquisitions
Because we do not or will not initially have majority control of a number of our subsidiaries and joint ventures, we are dependent on the majority owners of these subsidiaries and joint ventures to operate these enterprises in a manner consistent with our plans and requirements.
     Although our agreements with the other owners of these subsidiaries and joint ventures give us certain rights to influence their management and operations, ultimately these enterprises may not be operated in a manner with which we agree or consistent with our own business plans and goals. The other owners might not take sufficient action to prevent the occurrences of illicit activities by their employees and agents, and they may not maintain financial controls and reporting functions and compliance functions sufficient to meet our requirements as a publicly traded company in the United States. Any of these activities, or failures to take action, by the majority owners of these enterprises that is inconsistent with our plans or requirements could have a material adverse effect on our operations and financial condition. Moreover, under certain circumstances we could be forced to dispose of our minority interests in these subsidiaries and joint ventures, and there can be no assurance that we would be able to dispose of these interests on terms favorable to us or at all.
Risks Relating to Doing Business in China
We face increased risks of doing business due to the extent of our operations in China.
     Our operating subsidiaries, BMP China, Wanwei and Sunstone, are organized and located in China. China currently is transitioning to a market-developed socialist economy. There are significant political and economic tensions resulting from this transition that could affect the business environment in China. Our efforts to expand into China pose special risks that could adversely affect our business. Doing business in China also will subject us to the customary risks of doing business in foreign countries. These risks include, among others, the effects of:
•	fluctuations in foreign currency exchange rates and controls;

•	competitive disadvantages to established foreign businesses with significant current market share and business and customer relationships;

•	nationalization;

•	tax and regulatory policies of local governments and the possibility of trade embargoes;

•	political instability, war or other hostilities; and

•	laws and policies of the United States and China affecting foreign trade and investment.
     Any of these risks could cause significant interruptions in our distribution and other operations, which would adversely affect our ability to conduct business in China and our financial condition, results of operations and business.
Fluctuations in the Chinese Renminbi could adversely affect our results of operations.
     Substantially all of our revenues, profits, cash flows and assets have been, and we expect will continue to be, derived in China and be denominated in Chinese currency, or RMB. The value of the RMB, which is controlled and adjusted periodically by the Chinese government, fluctuates and is subject to changes in the political and economic conditions in China. On December 31, 2008, the exchange rate of United States dollar to RMB was approximately 1 to 6.8542. Any devaluation of the RMB could adversely affect the value of our common stock in foreign currency terms because we will receive substantially all of our revenues in RMB. Fluctuations in exchange rates also could adversely affect the value, translated or converted into United States dollars, of our net assets, earnings and any declared dividends. In addition, a devaluation of the RMB is likely to increase the portion of our cash flow required to satisfy any foreign currency denominated obligations.
Government control of currency conversion could adversely affect our operations and financial results.
     Substantially all of our revenues are in RMB, which currently is not a freely convertible currency. Any restrictions on currency exchange may limit our ability to use revenue generated in RMB to fund our business activities outside of China or to make dividend payments in United States dollars. Under China’s existing foreign exchange regulations, the RMB is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loan or investment in securities outside of China without the prior approval of China’s State Administration of Foreign Exchange. Foreign exchange transactions under our capital account, including foreign currency-denominated borrowings from Chinese or foreign banks and principal payments with respect to foreign currency-denominated obligations, continue to be subject to significant foreign exchange controls and require the approval of the State Administration of Foreign Exchange. These limitations could affect our ability to obtain foreign exchange through debt or equity financing, or to obtain foreign exchange for capital expenditures. In the future, the Chinese government may take measures at its discretion to restrict access to foreign currencies for current account transactions if foreign currencies become scarce in China. We may be unable to pay dividends in United States dollars or other foreign currencies to our stockholders if the Chinese government restricts access to foreign currencies for current account transactions.
The ability of our Chinese operating subsidiaries to pay dividends may be restricted due to our corporate structure.
     Substantially all of our operations are conducted in China and substantially all of our revenues are generated in China. As wholly foreign-owned enterprises, BMP China, Wanwei and Sunstone are required to establish reserve funds and staff and workers’ bonus and welfare funds, each of which is appropriated from net profit after taxation but before dividend distributions in accordance with Chinese law. BMP China is required to allocate at least 10% of their net profits to the reserve fund until the balance of this fund has reached 50% of BMP China’s or Wanwei’s registered capital, which, as of September 30, 2008, was approximately $4.1 million and $4.7 million.
     In addition, the profit available for distribution from our Chinese subsidiaries is determined in accordance with generally accepted accounting principles in China. This calculation may differ from the one performed under GAAP. As a result, we may not receive sufficient distributions from our Chinese subsidiaries to enable us to make dividend distributions to our stockholders in the future and limitations on distributions of the profits of BMP China, Wanwei and Sunstone could negatively affect our financial condition and assets, even if our GAAP financial statements indicate that our operations have been profitable.
We may be restricted in our ability to transfer funds to our Chinese operating subsidiaries, which may restrict our ability to act in response to changing market conditions.
     Any transfer by us of funds to our Chinese subsidiaries through a stockholder loan and the ability for our Chinese subsidiaries to obtain an RMB loan secured by us or other foreign institutions are subject to registration with China’s State Administration of Foreign Exchange. If the sum of the aggregated medium-term and long-term external debts, the outstanding short-term external debts and RMB loans secured by foreign institution(s) of a Chinese subsidiary is less than the difference between its total investment amount and its registered capital, the Chinese subsidiary is required to apply to the appropriate examination and approval authority to increase its total investment amount. Accordingly, any transfer of funds from us, directly or indirectly, to any of our Chinese subsidiaries by means of increasing its registered capital is subject to approval by the appropriate examination and approval authorities in China. This limitation on the free flow of funds between us and our Chinese subsidiaries may restrict our ability to react to changing market conditions.

China’s economic, political and social conditions, and its government policies, could adversely affect our business.
     Substantially all of our operations are conducted in China and substantially all of our revenues are derived in China. Accordingly, our results of operations, financial condition and prospects are subject, to a significant degree, to economic, political and legal developments in China. The economy of China differs from the economies of most developed countries in many respects, including:
•	level of government involvement;

•	economic structure;

•	allocation of resources;

•	level of development;

•	inflation rates;

•	growth rate; and

•	control of foreign exchange.
     The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industrial development. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency–denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.
A slowdown of the Chinese economy could adversely affect our growth and profitability.
     Our financial results have been, and are expected to continue to be, affected by conditions in the Chinese economy and pharmaceutical industry. Although the Chinese economy has grown significantly in the past decade, it is unclear whether the slowdown in the Chinese economy during the second half of 2008 will continue and what impact it will have on our financial results. There can be no assurance that the current slowdown will not have a negative impact on our business.
The legal system in China has inherent uncertainties that could limit the legal protections available to us.
     We currently conduct our business primarily through our wholly owned operating subsidiaries, BMP China, Wanwei and Hong Kong Health Care, and expect in the future to conduct our business through BMP China, Wanwei, Sunstone and other subsidiaries organized in China that we acquire, which are and will be organized in China. These subsidiaries generally are subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. In addition, we depend on several affiliated entities in China to honor their service agreements with us. Chinese law governs almost all of these agreements, and disputes arising out of these agreements are expected to be decided by arbitration in China. The Chinese legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, Chinese legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and the Chinese legal system continues to evolve, the interpretations of many laws, regulations and rules are not always uniform, and enforcement of these laws, regulations and rules involves uncertainties that may limit remedies available to us. Any litigation in China may be protracted and may result in substantial costs and diversion of resources and management attention. In addition, China may enact new laws or amend current laws that may be detrimental to us, which may have a material adverse effect on our business operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.
     We are subject to the United States Foreign Corrupt Practices Act, or the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We have operations and agreements with third parties and we make sales in China, which is known to experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants, sales agents or distributors of our company or the companies in which we invest that could be in violation of various laws including the FCPA, even though these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our company or the companies in which we invest may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold us liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.
Remedial measures undertaken by Sunstone may not prevent recurrences of certain of its historical business practices.
     In the course of our due diligence activities in connection with the acquisition of 49% of the issued share capital of Hong Kong Health Care, we learned that certain Sunstone employees made unauthorized payments to hospitals and physicians in order to promote Sunstone’s products. Prior to the completion of our acquisition of the 49% interest in Sunstone, we required Sunstone to supplement existing remedial measures with the necessary elements of a compliance program in order to provide us with reasonable assurance that no such practices will occur at Sunstone after we acquired our 49% interest. If these practices continue at Sunstone, in addition to any liabilities Sunstone may face under Chinese law, to the extent that Sunstone employees make any illicit payments to government-owned hospitals or government-employed physicians, we may be exposed to liabilities under the FCPA. Any determination that we violated the FCPA could subject us to civil and criminal penalties, including fines and debarment from certain United States government programs and licenses, any or all of which could have a material adverse effect on our business, financial condition and results of operations.
We have limited business insurance coverage in China.
     The insurance industry in China is still in an early stage of development. Insurance companies in China offer limited business insurance options. As a result, we have not maintained, and currently do not maintain, any liability, hazard or other insurance covering our services, business, operations, errors, acts or omissions, personnel or properties. To the extent that we are unable to recover from others for any uninsured losses, such losses could result in a loss of capital and significant harm to our business. If any action, suit and/or proceeding is brought against us and we are unable to pay a judgment rendered against us and/or defend ourselves against such action, suit and/or proceeding, our business, financial condition and operations could be negatively affected.
We may be deemed as a PRC resident enterprise under the new PRC Enterprise Income Tax Law and be subject to the PRC taxation on our worldwide income.
     Under the new PRC Enterprise Income Tax Law, or the new PRC EIT Law, that took effect on January 1, 2008, enterprises established outside of China whose “de facto management bodies” are located in the PRC are considered “resident enterprises” and will generally be subject to the enterprise income tax at a uniform rate of 25% on their worldwide income, unless they qualify under certain limited exceptions. The implementation rules define the “de facto management body” as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. If the PRC tax authorities subsequently determine that we or any of our non-PRC subsidiaries should be classified as a resident enterprise, then our worldwide income may be subject to the enterprise income tax at the rate of 25%, which would have a material adverse effect on our business, financial condition and results of operations.

Dividends payable by us to our foreign investors and gain on the sale of our shares may become subject to withholding taxes under the PRC tax laws.
     Under the new PRC EIT Law and its implementation regulations issued by the PRC State Council, a 10% withholding tax will be imposed on dividends, interest, royalties and capital gains payable to recipients who are not tax resident of the PRC (in certain cases, the withholding tax rate on outgoing interest has been reduced to 7%, royalties to 6% and dividends to 5%).
     It remains unclear how the PRC tax authority will determine the sources of such income in the case of transfer of shares of an offshore company which holds shares/equity interests in a PRC operating company. The PRC tax authorities may invoke the general anti-tax avoidance provisions under the EIT Law to disregard the form and look to the substance of the transactions to determine if the dividends, capital gains and other passive income of tax non-PRC residents are subject to PRC withholding tax.
     Therefore, it is unclear whether the dividends we pay with respect to our ordinary shares or the gain a shareholder realize from the transfer of our ordinary shares, would be treated as income derived from sources within the PRC and be subject to withholding tax under the PRC EIT Law. It is also unclear regarding the method of payment of such tax under the PRC EIT Law. If we are required to deduct PRC withholding tax on our dividends payable to our foreign stockholders, or if PRC withholding tax is payable on the gains realized from the transfer of our ordinary shares, the value of an investment in our shares may be materially and adversely affected.
Failure by our stockholders or beneficial owners who are PRC citizens or residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liabilities under PRC laws, which could adversely affect our business and financial condition.
     In October 2005, the State Administration of Foreign Exchange, or the SAFE, issued Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE Circular 75 states that since October 2005, PRC citizens or residents must register, prior to establishing or controlling an offshore entity, with the SAFE or its local branch in connection with their establishment or control of the offshore entity established or controlled for the purpose of overseas equity financing involving an investment whereby the offshore entity acquires or controls onshore assets or equity interests from the PRC citizens or residents.
     In addition, such PRC citizens or residents must update their SAFE registrations when the offshore SPV undergoes material events relating to increases or decreases in investment amount, transfers or exchanges of shares, mergers or divisions, long-term equity or debt investments or external guarantees, or other material events that do not involve return investments. To further clarify the implementation of SAFE Circular 75, on May 29, 2007, the SAFE issued SAFE Circular 106. Under SAFE Circular 106, PRC subsidiaries of an offshore company governed by SAFE Circular 75 are required to coordinate and supervise the filing of SAFE registrations in a timely manner by the offshore holding company’s stockholders who are PRC citizens or residents. If these stockholders fail to comply, the PRC subsidiaries are required to report to the local SAFE authorities. Therefore, if any of our stockholders who are PRC citizens or residents do not complete their registration with the SAFE or its local branch, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries.
     We have notified our stockholders who, to our knowledge, are PRC residents or citizens to register with the local SAFE branch as required under the SAFE regulations. Mr. Han Zhiqiang and Mr. Tong Zhijun have notified us that they have submitted their application to the local SAFE branch with respect to their holdings in us and Hong Kong Health Care but have not received any feedback from the local SAFE branch.
     There is no assurance that their registration could be successfully made. Their failure to register could subject us and our subsidiaries to potential fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions dividends, or affect our ownership structure, which would adversely affect our business, financial condition and results of operations.
     Further, since we are a public company in the United States and our stockholders often hold their shares in street name, we may not be fully aware or informed of the identities of all our beneficial owners who are PRC citizens or residents, and we may not always be able to compel our beneficial owners to comply with the SAFE

Circular 75 requirements. As a result, we cannot assure you that all of our stockholders or beneficial owners who are PRC citizens or residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by SAFE Circular 75. Failure to register by these stockholders could subject us and our subsidiaries to, among other things, potential fines or legal sanctions.
We may be subject to fines and legal sanctions imposed by the SAFE or other PRC government authorities if we or our PRC employees fail to comply with recent PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens.
     On March 28, 2007, the SAFE issued Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Holding Plan or Stock Option Plan of Overseas-Listed Company, or the Stock Option Rule. Under the Stock Option Rule, PRC citizens who have been granted stock options by an offshore listed company are required, through a PRC agent or PRC subsidiary of the offshore listed company, to register with the SAFE and complete certain other procedures. Although we are planning to make the registration, we and our PRC employees who have been granted stock options by us have not submitted the registration with the SAFE. There is no assurance that such registration will be successful. . Our failure to register could subject us and our employees to potential fines or legal sanctions, restrict our overseas or crossborder investment activities, limit our subsidiaries’ ability to make distributions dividends, or affect our ownership structure, which would adversely affect our business, financial condition and results of operations.
Risks Relating to Pharmaceutical Distribution in China and Wanwei and Sunstone
The absence of express laws and regulations in China regarding foreign investment in China’s pharmaceutical distribution sector may cause uncertainty.
     Pursuant to China’s Administrative Measures on the Foreign Investment in Commercial Sector, as of December 11, 2004, foreign enterprises are permitted to establish or invest in wholly foreign-owned enterprises or joint ventures that engage in wholesale or retail sales of pharmaceuticals in China subject to the implementation of relevant regulations. However, no specific regulation in this regard has been promulgated to date. If specific regulations are not promulgated, or if any promulgated regulations contain clauses that will cause an adverse impact to our current and future acquisitions in China, our operations and business strategy will be adversely affected.
Wanwei may be unable to obtain renewals of necessary pharmaceutical distribution permits.
     Under Chinese law, all pharmaceutical wholesale and retail enterprises engaging in the pharmaceutical distribution business must obtain a pharmaceutical distribution permit, and must comply with Good Supply Practices, or GSP, standards and obtain a GSP certificate. Both the permit and certificate are valid for five years and are subject to renewal and reassessment by the relevant Chinese authorities, and the standards of compliance required in relation thereto may from time to time be subject to change. Any changes in compliance standards, or any new laws or regulations that prohibit or render it more restrictive for Wanwei or other pharmaceutical distribution enterprises we may acquire in the future to conduct their business or that increase their compliance costs may adversely affect their or our operations and profitability.
     Wanwei has previously obtained a GSP certificate and pharmaceutical distribution permit. Wanwei is in the process of renewing its GSP certificate which will expire on April 16, 2013. Wanwei’s pharmaceutical distribution permit will expire on February 2, 2010. Although we do not believe that Wanwei will be unable to obtain renewals of its GSP certificate and pharmaceutical distribution permit in the future, its ability to do so is primarily outside of its or our control. Any failure by Wanwei to obtain renewals of its GSP certificate or pharmaceutical distribution permit may have a material adverse effect on its operations by restricting its ability to carry out its pharmaceutical distribution business, among other things.
Anti-corruption measures taken by the Chinese government to correct improper sales practices in the pharmaceutical industry could adversely affect our revenue and reputation.
     The Chinese government has recently taken anti-corruption measures to correct corrupt practices. In the pharmaceutical industry, such practices include, among others, acceptance of kickbacks, bribery or other illegal gains or benefits by the hospitals and medical practitioners from pharmaceutical manufacturers in connection with the prescription of a certain drug. While we maintain strict anti-corruption policies, these policies may not be effective. We are aware of past violations of these anti-corruption measures by employees of companies we have acquired or are in the process of acquiring. If the Chinese government takes enforcement action against us as a result of improper sales practices, our inventory may be seized and our practices may be investigated. If this occurs, our sales and reputation may be materially and adversely affected.
     In addition, Chinese government–sponsored anti-corruption campaigns from time to time could have a chilling effect on our efforts to reach new hospital customers. Our sales representatives primarily rely on hospital visits to better educate physicians on our products and promote our brand awareness. Recently, there have been occasions on which our sales representatives were denied access to hospitals in order to avoid the perception of corruption. If this attitude becomes widespread among our potential customers, our ability to promote our products will be adversely affected.
Price control regulations may decrease our profitability.
     The prices of certain medicines Wanwei distributes, including those listed in the Chinese government’s catalogue of medications that are reimbursable under the Insurance Catalogue, which is the official Chinese catalogue that lists drugs for which reimbursement is available, are subject to control by the relevant state or provincial price administration authorities. In practice, price control with respect to these medicines sets a ceiling on their retail price. The actual price of such medicines set by manufacturers, wholesalers and retailers cannot historically exceed the price ceiling imposed by applicable government price control regulations. Although, as a general matter, government price control regulations have resulted in drug prices tending to decline over time, there has been no predictable pattern for such decreases.
     Revenues from products distributed by Wanwei that are subject to price controls accounted for a total of approximately 57.6% and 58.2% of Wanwei’s total revenues in the years ended December 31, 2007 and 2006. Hence, the prices of these medicines could not be increased at Wanwei’s discretion above the price ceiling without prior government approval. It is uncertain whether Wanwei would be able to obtain the necessary approvals to increase the prices of these medicines. This could affect Wanwei’s ability to maximize its profits or to profitably sell these products.
     Sunstone only sells its products through distributors, the controls over retail prices could have a corresponding effect on the wholesale prices. Certain of Sunstone’s products are subject to price controls and accordingly, the price of such products could not be increased at Sunstone’s discretion above the relevant controlled price ceiling without prior governmental approval. In addition, the price of such products may also be adjusted downward by the relevant government authorities in the future. Such price controls, especially downward price adjustment, may negatively affect Sunstone’s revenue and profitability.
The bidding process with respect to the purchase of pharmaceutical products may lead to reduced revenue.
     Chinese regulations require non-profit medical organizations established in China to implement bidding procedures for the purchase of drugs. It is intended that the implementation of a bidding purchase system will be extended gradually and will cover, among other drugs, those drugs consumed in large volume and commonly used for clinical uses. Pharmaceutical wholesalers must have the due authorization of the pharmaceutical manufacturers in order to participate in the bidding process. If, for the purpose of reducing the bidding price, pharmaceutical manufacturers participate in the bidding process on their own and enter into purchase and sales contracts with medical organizations directly without authorizing a pharmaceutical distributor, the revenue of Wanwei or any other subsidiaries that we may acquire in the future, whose main business is pharmaceutical distribution, may be adversely affected.
     Even though Wanwei has established long-term business relationships with many medical organizations, if a pharmaceutical manufacturer whose products we do not distribute is awarded a contract under the bidding process, the medical organization that initiated the bidding process will be restricted under its agreement with the winning bidder from purchasing similar products from Wanwei.

If the medicines Wanwei distributes and Sunstone manufactures are replaced by other medicines or are removed from China’s Insurance Catalogue in the future, our revenue may suffer.
     Under Chinese regulations, patients purchasing medicines listed by China’s state and/or provincial governments in the Insurance Catalogue may be reimbursed, in part or in whole, by a social medicine fund. Accordingly, pharmaceutical distributors prefer to engage in the distribution of medicines listed in the Insurance Catalogue. Currently, the main products that Wanwei distributes are listed in the Insurance Catalogue. The content of the Insurance Catalogue is subject to change by the Ministry of Labor and Social Security of China, and new medicines may be added to the Insurance Catalogue by provincial level authorities as part of their limited ability to change certain medicines listed in the Insurance Catalogue. If the medicines Wanwei distributes are replaced by other medicines or removed from the Insurance Catalogue in the future, Wanwei’s revenue may suffer.
Risks Relating to Our Common Stock
There may not be a viable public market for our common stock.
     Our common stock has only been traded on The NASDAQ Global Market since June 7, 2007 and prior to that, from August 10, 2006 to June 6, 2007, our common stock was traded on The NASDAQ Capital Market, and an active trading market may not develop or be sustained. We have never declared or paid any cash dividends on our capital stock, and we currently intend to retain all available funds and any future earnings to support operations and finance the growth and development of our business and do not intend to pay cash dividends on our common stock for the foreseeable future. Therefore, investors will have to rely on appreciation in our stock price and a liquid trading market in order to achieve a gain on their investment. The market prices for securities of pharmaceutical distribution companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. From August 2006 through February 9, 2009, the trading prices for our common stock ranged from a high of $13.40 to a low of $3.20.
Sales of substantial amounts of our common stock in the public market could depress the market price of our common stock.
     Since June 7, 2007, our common stock has been traded on The NASDAQ Global Market. From August 10, 2006 to June 6, 2007, our common stock was traded on The NASDAQ Capital Market. If our stockholders sell substantial amounts of common stock in the public market, including common stock issuable upon the exercise of outstanding warrants and options, or the market perceives that such sales may occur, the market price of our common stock could fall and we may be unable to sell our common stock in the future. We had 40,246,410 shares of common stock outstanding as of February 12, 2009. 7,907,484 of these outstanding shares are held by Abacus, 5,832,169 by Artis Capital Management, LP who may be deemed to be our “affiliate” as that term is defined under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, and would be subject to Rule 144. On January 27, 2009, Abacus filed a Schedule 13D/A, indicating that its board of directors had approved a plan of complete liquidation and it was planning on making a pro rata distribution of all 7,907,484 shares of our common stock that it held to its shareholders in February 2009. If these shareholders are not affiliates of the Company, they may sell all of their shares of our common stock at any time. Sales of substantial amounts of our common stock over limited time periods would likely materially decrease the market price of our common stock.
Our common stock may experience extreme price and volume fluctuations, which could lead to costly litigation for us and make an investment in us less appealing.
     The market price of our common stock may fluctuate substantially due to a variety of factors, including:
•	announcements concerning our competitors or the pharmaceutical distribution industry in general;

•	rate of sales and customer acceptance;

•	changing factors related to doing business in China;

•	interruption of supply or changes in our agreements with manufacturers or distributors;

•	new regulatory pronouncements and changes in regulatory guidelines and timing of regulatory approvals;

•	general and industry-specific economic conditions;

•	additions to or departures of our key personnel;

•	variations in our quarterly financial and operating results;

•	changes in market valuations of other companies that operate in our business segments or in our industry;

•	lack of adequate trading liquidity;

•	announcements about our business partners;

•	changes in accounting principles; and

•	general market conditions.
     The market prices of the securities of early-stage companies, particularly companies like ours without consistent product revenues and earnings, could be highly volatile. In the past, companies that experience volatility in the market price of their securities have often faced securities class action litigation. Whether or not meritorious, litigation brought against us could result in substantial costs, divert our management’s attention and resources and harm our financial condition and results of operations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMP SUNSTONE CORPORATION

Date: February 13, 2009	By:	/s/ Fred M. Powell
	Name:	Fred M. Powell
	Title:	Chief Financial Officer